Exhibit 99.1

BROCADE CONTACTS
Investor Relations Shirley Stacy Tel: 408-333-5752 sstacy@brocade.com	Media Relations Leslie Davis Tel: 408-333-5260 mailto: lmdavis@brocade.com

BROCADE RECEIVES NASDAQ NOTIFICATION RELATED TO LATE FILING OF FORM 10-Q FOR SECOND QUARTER OF
FISCAL 2005

SAN JOSE, Calif. — June 13, 2005 — Brocade Communications Systems, Inc. (Brocade®) (Nasdaq: BRCD) today announced that on June 10, 2005, it received a notice from the Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company has not timely filed its Report on Form 10-Q for the fiscal quarter ended April 30, 2005. As a result of the filing delay, an “E” will be added to Brocade’s ticker symbol and Brocade will begin trading under the symbol “BRCDE” effective at the opening of business on June 14, 2005. The presence of an “E” does not constitute a trading halt or delisting.

As disclosed in the Company’s press release issued on June 8, 2005, the Company announced that it was delaying the filing of its Form 10-Q for its second fiscal quarter ended April 30, 2005. As previously announced, Brocade’s Audit Committee is performing an independent review of the Company’s stock option accounting for employees on leaves of absence and in transition and advisory roles during the period 2001 through 2004. The Company is working diligently to complete and file its amended Form 10-K for the fiscal year ended October 29, 2004, along with the restatement of its financial statements for prior fiscal years. However, until the Audit Committee review is completed, the Company is unable to prepare and file its Form 10-Q for the second fiscal quarter ended April 30, 2005 and the amended 2004 Form 10-K.

Brocade intends to request a hearing before a Nasdaq Listing Qualifications Panel for continued listing on the Nasdaq National Market. In accordance with Nasdaq regulations, Brocade was notified that unless the Company requests a hearing, its common stock will be delisted from Nasdaq at the opening of business on June 21, 2005. The Company’s securities will remain listed on the Nasdaq National Market pending a decision by the Nasdaq Listing Qualifications Panel.

About Brocade Communications Systems, Inc.
Brocade delivers the industry’s leading platforms and solutions for intelligently connecting, managing, and optimizing IT resources in shared storage environments. The world’s premier systems, server, and storage providers offer the Brocade SilkWorm family of fabric switches and software as the foundation for SAN solutions in organizations of all sizes. In addition, the Brocade Tapestry™ family of application infrastructure solutions extends the ability to proactively manage and optimize application and information resources across the enterprise. Using Brocade solutions, organizations are better positioned to reduce cost, manage complexity, and satisfy business compliance requirements through optimized use and management of their application infrastructures. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as defined under federal securities laws. This includes statements regarding Brocade’s intentions regarding a hearing before a Nasdaq listing qualifications panel and Brocade’s listing status on the Nasdaq National Market. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, the inability of the Company to obtain an extension by Nasdaq to the hearing date or beyond, and as a result, the Company’s delisting; in the event that the Company is successful in obtaining an extension from Nasdaq, the Company may still not be able to comply with the Nasdaq listing requirements; the fact that there can be no assurance the Nasdaq listing qualification panel will grant the Company’s request for continued listing; additional information or actions resulting from the continued review by the Company’s Audit Committee and its outside counsel and accounting advisors; as well as the review and audit by the Company’s independent auditor of restated financial statements; as well as other risks more fully described in the “Risk Factors” section in Brocade’s quarterly report on Form 10-Q for the quarterly period ended January 29, 2005.

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